Investor Contact:  Jeremy Friedman
Executive Vice President and Chief Financial Officer
978-570-6900
Jeremy.Friedman@accellent.com

For Immediate Release

Accellent Inc. Reports Third Quarter 2008 Financial Results

Wilmington, MA (November 13, 2008)– Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal third quarter ended September 30, 2008.

“Accellent had a strong third quarter,” said Robert Kirby, President and CEO of Accellent.  “Revenue increased 13%, operating income increased 28% and adjusted EBITDA increased 24% compared with the same period a year ago.  Intense focus on enhancing the value we provide to our customers has been a key driver of revenue growth.  Our associates’ commitment to continuous improvement in everything we do is yielding improved profitability.  Year to date revenues increased 14% and adjusted EBITDA increased 22%  reflecting the ongoing hard work and dedication of our team.”

Third Quarter 2008 Financial Results

Net sales increased 12.8% to $134.7 million in the third quarter, compared with $119.4 million in the third quarter of 2007.   Income from operations was $13.8 million in the third quarter, compared to $10.8 million in the third quarter last year.  Our net loss was $0.8 million in the third quarter, compared with a net loss of $8.1 million in the third quarter of 2007.

Adjusted EBITDA for the third quarter was $26.1 million, or 19.4% of net sales, compared to adjusted EBITDA of $21.0 million, or 17.6 % of net sales, in the third quarter last year.

Nine Months Ended September 30, 2008 Financial Results

Net sales increased 14.1 % to $399.4 million in the first nine months of 2008, compared with $350.0 million last year.   Year to date income from operations was $43.3 million, compared with a loss from operations of $44.4 million in the first nine months of 2007.  A net loss of $9.8 million was recorded in the first nine months of 2008 compared with a net loss of $98.0 million last year.

During the first nine months of 2007 we completed a goodwill impairment analysis resulting in a goodwill impairment charge of $82.3 million which is reflected in both the loss from operations and net loss for that period.

Adjusted EBITDA for the first nine months of 2008 was $78.5 million or 19.7% of net sales compared to adjusted EBITDA of $64.2 million, or 18.3% of net sales, last year.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Robert Kirby, President and Chief Executive Officer and Jeremy Friedman, Executive Vice President and Chief Financial Officer will discuss third quarter and year to date 2008 results in a conference call scheduled for today, November 13, 2008 at 5:00 p.m. Eastern Time.  The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (888) 713-4215 pass code 97936158.  Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software.  A replay of the conference call will be available at www.accellent.com or by telephone at (888) 286-8010 pass code 84988906 until November 20, 2008.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy, drug delivery, neurology and orthopaedic markets.  Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management.  These capabilities enhance customers’ speed to market and return on investment by allowing them to refocus internal resources more efficiently.  For more information, please visit www.accellent.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 31, 2008.  All forward-looking statements are expressly qualified in their entirety by such factors.

Accellent Inc.
Condensed Consolidated Statements of Operations
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Net sales	$134,670	$119,396	$399,428	$349,961
Cost of sales (exclusive of amortization)	100,031	89,904	293,998	259,007
Gross profit	34,639	29,492	105,430	90,954

Selling, general and administrative expenses	15,596	14,395	45,533	38,622
Research and development expenses	751	582	2,231	1,933
Restructuring charges (recovery)	794	(7)	3,165	701
Amortization of intangibles	3,735	3,735	11,205	11,771
Impairment of goodwill and other intangible assets	—	—	—	82,340
Income (loss) from operations	13,763	10,787	43,296	(44,413)

Interest expense, net	(16,026)	(17,165)	(49,363)	(50,079)
Loss on derivative instruments	(171)	(122)	(528)	(64)
Other income (expense)	924	(420)	136	(515)
Loss before income tax expense (benefit)	(1,510)	(6,920)	(6,459)	(95,071)

Income tax expense (benefit)	(661)	1,212	3,360	2,897
Net loss	$(849)	$(8,132)	$(9,819)	$(97,968)

Accellent Inc.
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
RECONCILIATION OF NET LOSS TO EBITDA:
Net loss	$(849)	$(8,132)	$(9,819)	$(97,968)
Interest expense, net	16,026	17,165	49,363	50,079
Income tax expense (benefit)	(661)	1,212	3,360	2,897
Depreciation and amortization	9,122	8,802	26,630	26,537
EBITDA (1)	$23,638	$19,047	$69,534	$(18,455)

Adjustments:
Impairment	-	-	-	82,340
Restructuring and other charges	1,257	(7)	3,697	701
Stock-based compensation - employees	1,435	(151)	2,349	(4,912)
Stock-based compensation - non-employees	90	480	924	1,521
Employee severance and relocation	131	792	729	1,228
Chief executive recruiting costs	-	-	(26)	225
Currency transaction (gain) / loss	(1,220)	404	(534)	552
Loss on derivative instruments	171	122	528	64
Loss on sale of property and equipment	297	34	401	4
Management fees to stockholder	276	291	931	902
Adjusted EBITDA (1)	$26,075	$21,012	$78,533	$64,170

 (1)           EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP.  EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net loss or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization.  Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by the covenant calculation and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility. For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, impairment of goodwill and other intangible assets, gains and losses from derivative instruments, gain on sale of property, non-operating currency transaction losses, certain stock compensation related charges, severance, executive relocation, CEO search costs, non-cash consulting expenses and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility.  Adjusted EBITDA is a material component of these covenants.  We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.

Accellent Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$15,593	$5,688
Accounts receivable, net of allowances of $1,308 and $1,212, respectively	54,508	50,961
Inventories, net	68,792	67,399
Prepaid expenses and other current assets	3,576	4,971
Total current assets	142,469	129,019

Property and equipment, net	128,892	133,045
Goodwill	629,854	629,854
Intangibles, net	198,240	209,444
Deferred financing costs and other assets	18,234	21,003
Total assets	$1,117,689	$1,122,365

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$4,009	$4,187
Accounts payable	26,118	23,571
Accrued payroll and benefits	12,934	8,442
Accrued interest	13,176	5,615
Accrued income taxes	2,711	772
Accrued expenses	13,467	11,439
Total current liabilities	72,415	54,026

Long-term debt	703,429	717,014
Other long-term liabilities	34,461	39,330
Total liabilities	810,305	810,370

Stockholders’ equity:
Common stock, par value $0.01 per share, 50,000,000 shares authorized and 1,000 shares issued and outstanding at September 30, 2008 and December 31, 2007	—	—
Additional paid-in capital	634,162	628,368
Accumulated other comprehensive income (loss)	(508)	78
Accumulated deficit	(326,270)	(316,451)
Total stockholders’ equity	307,384	311,995
Total liabilities and stockholders’ equity	$1,117,689	$1,122,365